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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 1998, which appears on page 47 of the 1998 Annual Report to Shareholders of The Robert Mondavi Corporation, which is incorporated by reference in The Robert Mondavi Corporation's Annual Report on Form 10-K for the yer ended June 30, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of such Annual Report on Form 10-K.



/s/ PRICEWATERHOUSECOOPERS
-------------------------------
PricewaterhouseCoopers LLP
San Francisco, California
December 18, 1998